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FORM OF PROXY FOR PETROCORP INCORPORATED
                                                                    EXHIBIT 99.3
                             PETROCORP INCORPORATED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PETROCORP INCORPORATED FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2001

  The undersigned shareholder of PetroCorp Incorporated, a Texas corporation ("PetroCorp"), hereby appoints Frederic Dorwart and Tamara Wagman, and either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of common stock, par value $0.01 per share, of PetroCorp which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on May 8, 2001, and any adjournments thereof:

  1. To consider and vote upon a proposal to approve the merger agreement among PetroCorp, Southern Mineral Corporation and PetroCorp Acquisition Company, which is a newly-formed, wholly-owned subsidiary of PetroCorp, and the transactions contemplated by the merger agreement, including the merger and the issuance of PetroCorp common stock, the amendment to PetroCorp's bylaws increasing the number of directors by two, and the appointment of designees of the Southern Mineral board to fill the two newly created vacancies.

                  [_]    FOR   [_]    AGAINST   [_]    ABSTAIN

  2. In the discretion of the proxy holders, to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

            (Continued and to be dated and signed on the other side)

  If the merger is consummated, PetroCorp will issue a maximum of 4,108,968 shares of PetroCorp common stock and a maximum of approximately $29.7 million in cash as merger consideration.

  THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF THIS PROXY IS VOTED "AGAINST" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, THIS PROXY WILL BE VOTED AGAINST AN ADJOURNMENT OR POSTPONEMENT OF THE MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES. IF THIS PROXY IS VOTED "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, THIS PROXY WILL BE VOTED FOR AN ADJOURNMENT OR POSTPONEMENT OF THE MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTER WHICH IS TO BE PRESENTED FOR ACTION AT THE MEETING OTHER THAN THE MATTERS SET FORTH HEREIN.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF PETROCORP VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                   Signature:

                                         --------------------------------------
                                   --------------------------------------------

                                   Date:                   , 2001

                                   NOTE: Please sign exactly as name appears
                                       hereon. Joint owners should each sign.
                                       When signing in a fiduciary or
                                       representative capacity, please give
                                       full title as such.